Exhibit 15

October 23, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 16, 2001 and August 8, 2001 on our reviews of interim financial information of Sonoco Products Company for the period ended April 1, 2001 and July 1, 2001, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement on Form S-3 dated October 24, 2001.

Yours very truly,

PricewaterhouseCoopers LLP